EXHIBIT 10.7

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
This Second Amendment to Employment Agreement (this “Amendment”) is entered into as of August 5, 2025, by and between Exact Sciences Corporation, a Delaware corporation (the “Company”), and Jacob Orville (“Employee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
RECITALS
A.    WHEREAS, the Company and Employee are Parties to that certain Employment Agreement entered into effective as of February 18, 2019, as amended by that First Amendment to Employment Agreement dated July 31, 2024 (the “Employment Agreement”); and
B.    WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement, as more particularly set forth herein.
AGREEMENT
    In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:
1.Amendment of Section 7.1(b). Section 7.1(b) of the Employment Agreement is hereby amended by replacing Section 7.1(b) in its entirety with the following:
“(b)    A lump-sum cash payment that is equal to twelve (12) months of premium payments for COBRA coverage for health, dental, and vision coverage based on the Company-provided health, dental, and vision coverage in which the Employee and the Employee’s dependents are enrolled at the time of the Employee’s Separation from Service. This lump-sum cash payment may be used for any purpose, including but not limited to continuation coverage under COBRA, and will be paid at the same time as the first installment of the salary continuation payment set forth in Section 7.1(a).”
2.Amendment of Section 7.1(d). Section 7.1(d) of the Employment Agreement is hereby amended by replacing Section 7.1(d) in its entirety with the following:
“(d)    The time vesting and exercisability of the portion of Employee’s Equity Awards (other than Performance Awards) that would have vested within twenty-four (24) months following the Employee’s Separation from Service shall accelerate based on Employee’s Years of Service as follows:
(i)Less than one Year of Service: no acceleration;
(ii)At least one (1) Year of Service but fewer than five (5) Years of Service: 50% acceleration;
(iii)At least five (5) Years of Service but fewer than ten (10) Years of Service: 75% acceleration;
(iv)Equal to or greater than ten (10) Years of Service: 100% acceleration.
Employee shall be entitled to exercise such Equity Awards (if exercisable) in accordance with Section 7.6 below. For purposes of this Section 7.1(d), “Years of Service” shall mean Employee’s continuous service as an employee of the Company or an Affiliate. If Employee’s

Separation from Service is fourteen (14) days or fewer before Employee’s continuous employment anniversary date, the Years of Service will be rounded up to the next year.”
3.Addition of Section 7.1(e). Section 7 of the Employment Agreement is hereby amended by adding the following new Section 7.1(e):
“(e)    For purposes of Performance Awards, the time vesting and exercisability of one hundred percent (100%) of Employee’s Performance Awards shall accelerate by a period of twelve (12) months, such that Employee shall be treated under this Section 7.1(e) as having remained in service for an additional twelve (12) months following actual Separation from Service, provided that Performance Awards shall not become vested or earned solely as a result of this Section 7.1(e), and such vesting and earning shall remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become vested or earned, shall be payable at the same time as under the applicable award agreement.”
4.Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties contained in the Employment Agreement shall remain in full force and effect and shall be binding upon the Parties.
5.Entire Agreement. The Employment Agreement, as amended hereby, together with the documents incorporated therein, constitute the entire agreement (and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings) between the Parties with respect to the subject matter thereof and hereof.
6.Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.
7.Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Name: Kevin T. Conroy
Title: President and Chief Executive Officer

EXECUTIVE

/s/ Jacob Orville
Jacob Orville
[SIGNATURE PAGE TO SECOND AMENDMENT TO EMPLOYMENT AGREEMENT]